Exhibit 10.2

NORTH CAROLINA	)
	)	SECOND LEASE AMENDMENT
FORSYTH COUNTY	)

This Second Lease Amendment (“Amendment”), made effective as of the 31st day of March, 2006 (the “Amendment Date”), by and between Wake Forest University Health Sciences, a North Carolina non-profit corporation having its principal office in Winston-Salem, North Carolina (“Landlord”); and Targacept, Inc., a Delaware corporation having its principal office in Winston-Salem, North Carolina (“Tenant”), amends that Lease entered into between the parties effective August 1, 2002 as amended by First Lease Amendment effective January 1, 2005 (the “Lease”).

WITNESSETH:

WHEREAS, Landlord has granted Tenant in the Lease an option to lease up to 12,338 additional rentable square feet of space on the first floor of the building (the “First Floor Option Space”), as provided in paragraph 2.3.1 of the Lease, provided that Tenant paid to Landlord on or before January 1, 2005 the sum of $37,014 as a “space hold fee” to secure such right for the period from January 1, 2005 through March 31, 2006 (the “First Floor Option Period”); and

WHEREAS, Tenant paid to Landlord the $37,014 “space hold fee” on or before January 1, 2005; and

WHEREAS, Tenant desires to extend, and Landlord is willing to grant an extension of, the First Floor Option Period for a period of one (1) year (through March 31, 2007), upon Tenant’s payment to Landlord, concurrent with its execution of this Amendment, of an additional sum of $29,611.20 as an additional “space hold fee” to secure this right for the extended period;

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1. Unless otherwise defined herein, all of the capitalized terms of this Amendment shall have the same meanings ascribed to them in the Lease.

2. The Lease is amended by deleting paragraph 2.3.1 and substituting in lieu thereof the following:

2.3.1	First Floor Option

Landlord hereby grants to Tenant the option to lease up to 12,338 additional rentable square feet of space on the first floor of the building (the “First Floor Option Space”), provided Tenant shall have paid to Landlord on or before January 1, 2005 (the “Amendment Date”) the sum of $37,014 ($3.00 per rsf) as a “space hold fee” to secure this right for the period from the Amendment Date through March 31, 2006 (the “First Floor Option Period”); provided further that Tenant may extend the First Floor Option Period, upon payment to Landlord of an additional $29,611.20 as a further “space hold fee” to secure this right for an additional one (1) year period through March 31, 2007 (the “Extended First Floor

Option Period”). Tenant will exercise this Option to Lease, if it elects to exercise, by giving written notice to Landlord not later than 60 days prior to Tenant’s intended occupancy date for such First Floor Option Space (the “First Floor Occupancy Effective Date”). Exercise of this Option to Lease shall effect a lease of the First Floor Option Space from the First Floor Occupancy Effective Date through the balance of the Initial Term and, only if Targacept elects both to exercise the Renewal Option and to continue to lease the First Floor Option Space during the Renewal Term, for the Renewal Term. If the Option to Lease the First Floor Option Space is exercised, (a) the First Floor Option Space shall thereupon become part of the Demised Premises for the Initial Term and, subject to the conditions set forth in the preceding sentence, the Renewal Term and (b) Tenant will pay Rent for such First Floor Option Space during the Initial Term and, subject to the conditions set forth in the preceding sentence, the Renewal Term as set forth in paragraphs 3.1 and 3.2; provided that (i) an amount equal to (A) $2,467.60 (representing the further space hold fee of $29,611.20 divided by the 12 months in the Extended First Floor Option Period) times (B) the number of calendar months for which the first day occurs after the date on which Tenant exercises the Option to Lease the First Floor Option Space and before March 31, 2007 shall be applied as a credit against the first Rent due for the First Floor Option Space and (ii) each space hold fee is nonrefundable in the event Tenant declines to exercise the Option to Lease the First Floor Option Space.

3.	Tenant shall pay to Landlord the sum of $29,611.20 coincident with the date of execution of this Amendment, thereby extending Tenant’s Option to Lease the First Floor Option Space for the Extended First Floor Option Period as contemplated by paragraph 2.3.1 of the Lease, as amended herein.

4.	Except as amended herein, all of the terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed, pursuant to authority duly granted, effective as of the Amendment Date set forth above.

LANDLORD:		TENANT:

Wake Forest University Health Sciences		Targacept, Inc.

By:	/s/ Richard H. Dean	By:	/s/ J. Donald deBethizy
	Richard H. Dean, M.D.		J. Donald deBethizy
	President		President

Date: 6-23-06		Date: 06-30-06

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